EXHIBIT 4
                                                              ---------


                      Milbank, Tweed, Hadley & McCloy
                          1 Chase Manhattan Plaza
                      New York, New York  10005-1413



                                         November 14, 1995


Central and South West Corporation
1616 Woodall Rodgers Freeway
Dallas, Texas 75202-1234

                  Re:   Registration Statement on Form S-8 of
                        the Central and South West Corporation
                        (the "Company")

Ladies and Gentlemen:

            We have acted as counsel for the Company and, in that capacity, we have been requested to provide this opinion with respect to Common Stock of the Company, $3.50 par value per share, issuable under its Thrift Plus Plan (the "Plan"). We have examined originals or copies, certified or otherwise identified to our satisfaction, of such public and corporate records, certificates, instruments and other documents and have considered such questions of law as we have deemed relevant and necessary as a basis for the opinion thereinafter expressed. In particular, but without limitation, we have examined a copy of the Registration Statement on Form S-8, relating to the Plan to be filed by the Company with the Securities and Exchange Commission (the "Commission") on or about November 14, 1995 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of 5,000,000 shares of Common Stock of the Company.

            Based and relying upon the foregoing, we are of the opinion that up to 5,000,000 shares of Common Stock of the Company to which the above-mentioned Registration Statement relates, and which may be issued by the Company under the Plan, will, when and to the extent issued by the Company in accordance with the terms of the Plan for consideration in excess of the par value thereof, be validly issued as fully paid and non-assessable shares.

            This opinion is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States applicable therein.


            This opinion is addressed to you solely in connection with the matters referred to herein and is not to be relied upon by any other person, except the New York Stock Exchange and the Commission, or for any other purpose.

            We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement and any amendment thereto, and the Prospectus relating thereto.

                                        Sincerely yours,

                                          /s/MILBANK, TWEED, HADLEY & MCCLOY
                                        Milbank, Tweed, Hadley & McCloy